As filed with the Securities and Exchange Commission on March 19, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Merck & Co., Inc.

(Exact name of registrant as specified in its charter)

New Jersey	22-1918501
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

126 East Lincoln Avenue

Rahway, New Jersey 07065

(908) 740-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jennifer Zachary, Esq.

Executive Vice President and General Counsel

Merck & Co., Inc.

126 East Lincoln Avenue

Rahway, New Jersey 07065

(908) 740-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Daniel J. Bursky

Andrew B. Barkan

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

(212) 859-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS

Merck & Co., Inc.

Stock Investment Plan

The Merck Stock Investment Plan (the “Plan”) of Merck & Co., Inc., a New Jersey corporation (“Merck” or the “Company”), provides participants with a convenient and economical method of purchasing shares of Merck’s common stock, $0.50 par value per share (“Common Stock”), and reinvesting cash dividends paid on Common Stock in additional shares of Common Stock. Participation in the Plan is open to any registered holder of Common Stock or to any person who becomes a registered holder of Common Stock by enrolling in the Plan, paying a one-time enrollment fee and either making an initial investment or authorizing automatic cash investments (see “Investment Summary and Fees”). Beneficial owners of Common Stock whose only shares are registered in names other than their own (e.g., held in street name in a brokerage account) are not eligible until they become shareholders of record either by withdrawing the shares from their brokerage account and registering the shares in their own name or by enrolling in the Plan in the same manner as a non-shareholder.

Participants in the Plan may elect to have the cash dividends paid on a percentage of their shares of Common Stock automatically reinvested in additional shares of Common Stock. Participants may also purchase additional shares of Common Stock by making optional cash investments in accordance with the provisions of the Plan. Holders of Common Stock who choose not to participate in the Plan will continue to receive cash dividends on shares of Common Stock registered in their name, as declared, by check or direct deposit.

Shares of Common Stock purchased by participants in the Plan may be treasury or new issue Common Stock or, at Merck’s option, Common Stock purchased in the open market or in negotiated transactions. Treasury or new issue Common Stock is purchased from Merck at the market price on the applicable investment date. The price of Common Stock purchased in the open market or in negotiated transactions is the weighted average price at which the shares are actually purchased. Merck Common Stock is listed on the New York Stock Exchange under the symbol “MRK.”

This prospectus contains a complete description of the Plan.

Please read this prospectus carefully before investing and retain it for your future reference.

Investing in our Common Stock involves risks. You should carefully consider all of the information set forth in this prospectus, including under “Risk Factors” on page 3 of this prospectus, and in any prospectus supplement or documents we incorporate by reference in this prospectus or any prospectus supplement before deciding to invest in our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 19, 2024.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The Commission maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the Commission. The public can obtain any documents that we file electronically with the Commission at the Commission’s website, www.sec.gov. In addition, you may request copies of these filings at no cost by writing or telephoning us at the following address: Corporate Secretary, Merck & Co., Inc., 126 East Lincoln Avenue, Rahway, NJ 07065, (908) 740-4000; or on our website, www.merck.com. Information available on, or accessible through, our website is not incorporated into this prospectus by reference and should not be considered a part of this prospectus.

We have filed with the Commission a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus or any prospectus supplement to a contract or other document filed or incorporated by reference as an exhibit to our registration statement, the reference is only a summary. For a copy of the contract or other document, you should refer to the exhibits that are a part of the registration statement or incorporated by reference into the registration statement by the filing of a Current Report on Form 8-K or otherwise. You may review a copy of the registration statement and the documents we incorporate by reference through the Commission’s website as listed above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, filed with the Commission (File No. 001-06571) pursuant to the Exchange Act are incorporated by reference in this prospectus: (a)  the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023; (b) the Company’s Proxy Statement on Schedule 14A filed with the Commission on April  3, 2023, to the extent specifically incorporated by reference into Part III of the Company’s Annual Report on Form 10-K for the fiscal year ended December  31, 2022; (c) the Company’s Current Reports on Form 8-K filed on February  1, 2024 (solely with respect to Item 2.05) and February 20, 2024; and (d) the description of the Company’s Common Stock contained in Exhibit 4.10 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed February 25, 2021, together with any amendment or report filed for the purpose of updating such description.

Also, all documents filed by us with the Commission under File No. 001-06571 pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (not including Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 under Form 8-K) after the date of this prospectus and prior to termination of the offering to which this prospectus relates shall be deemed to be incorporated by reference herein and to be a part hereof from the date of such filing. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide, without charge, copies of any document incorporated by reference into this prospectus, excluding exhibits other than those that are specifically incorporated by reference in this prospectus. You can obtain a copy of any document incorporated by reference by writing or calling us at our principal executive offices as follows:

Merck & Co., Inc.

126 East Lincoln Avenue

Rahway, NJ 07065 USA

908-740-1825

Attention: Office of the Secretary

Information on our website is not part of this prospectus, and you should not rely on that information in making your investment decision unless that information is also in this prospectus or has been expressly incorporated by reference into this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Commission, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell shares of our Common Stock pursuant to the Plan. All shares of Merck Common Stock sold under the Plan will be sold under this registration statement.

This prospectus provides you with a general description of the Plan. Certain portions of the registration statement and the exhibits thereto have been omitted pursuant to the rules and regulations of the Commission. Reference is hereby made to such omitted portions for further information with respect to us and the shares of Common Stock offered hereby. A copy of the registration statement may be inspected or obtained from us at the telephone number and address set forth in “Incorporation of Certain Documents by Reference” above.

You should read this prospectus, any prospectus supplement to this prospectus, any documents that we incorporate by reference in this prospectus and any prospectus supplement and the additional information described above under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” before making an investment decision. You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement, which may add, update or change information contained in this prospectus. We have not authorized any other person to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

Neither the delivery of this prospectus nor any sales hereunder shall under any circumstances create any implication that there has been no change in the affairs of Merck since the date hereof. You should not assume that the information in this prospectus, any accompanying prospectus supplement or any documents we incorporate by reference in this prospectus and any prospectus supplement is accurate as of any date other than the date on the front of those documents or on other dates which are specified in those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

MERCK

We are a global health care company that delivers innovative health solutions through our prescription medicines, including biologic therapies, vaccines and animal health products. Our operations are principally managed on a product basis and include two operating segments, Pharmaceutical and Animal Health, both of which are reportable segments.

The Pharmaceutical segment includes human health pharmaceutical and vaccine products. Human health pharmaceutical products consist of therapeutic and preventive agents, generally sold by prescription, for the treatment of human disorders. We sell these human health pharmaceutical products primarily to drug wholesalers and retailers, hospitals, government agencies and managed health care providers such as health maintenance organizations, pharmacy benefit managers and other institutions. Human health vaccine products consist of preventive pediatric, adolescent and adult vaccines. We sell these human health vaccines primarily to physicians, wholesalers, distributors and government entities.

The Animal Health segment discovers, develops, manufactures and markets a wide range of veterinary pharmaceutical and vaccine products, as well as health management solutions and services, for the prevention, treatment and control of disease in all major livestock and companion animal species. We also offer an extensive suite of digitally connected identification, traceability and monitoring products. We sell our products to veterinarians, distributors, animal producers, farmers and pet owners.

On June 2, 2021, we completed the spin-off (the “Spin-Off”) of products from our women’s health, biosimilars and established brands businesses into a new, independent, publicly traded company named Organon & Co. (“Organon”) through a distribution of Organon’s publicly traded stock to our shareholders. The established brands included in the transaction consisted of dermatology, non-opioid pain management, respiratory, select cardiovascular products, as well as the rest of our diversified brands franchise.

All product or service marks appearing in type form different from that of the surrounding text are trademarks or service marks owned, licensed to, promoted or distributed by Merck, its subsidiaries or affiliates, except as noted. All other trademarks or services marks are those of their respective owners.

We were incorporated in the State of New Jersey and maintain our principal offices in Rahway, New Jersey. Our address is 126 East Lincoln Avenue, Rahway, New Jersey 07065, and our telephone number is (908) 740-4000. Our website is located at www.merck.com. Information available on, or accessible through, our website is not incorporated into this prospectus by reference and should not be considered a part of this prospectus.

RISK FACTORS

Before deciding to invest in Merck’s Common Stock, you should carefully consider the risk factors and forward-looking statements described in Item 1A of our most recent Annual Report on Form 10-K for the year ended December 31, 2023 (which is incorporated by reference herein). In addition, you should carefully consider information in any accompanying prospectus supplement or any documents we incorporate by reference in this prospectus and any accompanying prospectus supplement, before deciding to invest in our Common Stock. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and any documents we incorporate by reference herein or therein and oral statements made from time to time by us may contain so-called “forward-looking statements”

(within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act), all of which are based on management’s current expectations and are subject to risks and uncertainties which may cause results to differ materially from those set forth in the statements. One can identify these forward-looking statements by their use of words such as “anticipates,” “expects,” “plans,” “will,” “estimates,” “forecasts,” “projects” and other words of similar meaning, or negative variations of any of the foregoing. One can also identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address our growth strategy, financial results, product approvals, product potential, development programs, environmental or other sustainability initiatives. One must carefully consider any such statement and should understand that many factors could cause actual results to differ materially from our forward-looking statements. These factors include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. We do not assume the obligation to update any forward-looking statement. We caution you not to place undue reliance on these forward-looking statements. One should carefully evaluate such statements in light of factors, including risk factors, described under “Risk Factors” above and in the documents incorporated herein by reference in which we discuss in more detail various important factors that could cause actual results to differ from expected or historic results. One should understand that it is not possible to predict or identify all such factors. Consequently, one should not consider any such list to be a complete statement of all potential risks or uncertainties.

DIRECT REGISTRATION

Merck is a participant in the Direct Registration System (“DRS”). DRS is a method of recording shares of stock in book-entry form. Book-entry means that your shares are registered in your name on our books without the need for physical certificates and are held separately from any Plan shares you may own. Shares held in book-entry have all the traditional rights and privileges as shares held in certificate form.

With DRS, shareholders can:

•	eliminate the risk and cost of storing certificates in a secure place

•	eliminate the cost associated with replacing lost, stolen, or destroyed certificates

•	move shares electronically to their broker

Any future share transactions will be issued to book-entry form rather than physical certificates unless you specify otherwise. You may convert any stock certificate(s) you are currently holding into book-entry form by sending the stock certificate(s) to EQ Shareowner Services with a request to deposit them to your DRS account. There is no cost to you for this custodial service and by doing so you will be relieved of the responsibility for loss or theft of your certificate(s). Your certificate(s) should not be endorsed, and we recommend sending your certificate(s) by registered insured mail for at least 5% of the current market value (see below in “Share Safekeeping”).

Electronic Share Movement

You may choose to have a portion or all of your full book-entry shares delivered directly to your broker by contacting your broker. When using your broker to facilitate a share movement, provide them with a copy of your DRS account statement.

DESCRIPTION OF THE PLAN

Below is a summary of our Plan.

Purposes

The Plan provides participants with a convenient and economical method of systematically increasing their ownership interest in Merck through purchases of Common Stock and the reinvestment of cash dividends in additional shares of Common Stock.

Features

The Plan has the following features:

•

Open to Non-Shareholders. Persons who do not currently own shares of Common Stock may become participants in the Plan by paying a one-time enrollment fee and either making an initial investment or authorizing automatic cash investments (see “Investment Summary and Fees”).

•	Automatic Reinvestment of Dividends. Cash dividends paid on a specified percentage of shares of Common Stock are automatically reinvested in additional shares of Common Stock.

•

Optional Cash Investments. Participants may make optional cash investments in Common Stock. Optional cash investments may be made by automatic bank withdrawal or by check in U.S. funds drawn on a United States or Canadian financial institution at any time as the participant desires. Cash, money orders, traveler’s checks or third party checks cannot be accepted.

•

Full Investment of Plan Funds. Funds invested in the Plan are fully invested through the purchase of fractional shares, as well as full shares. Cash dividends on fractional shares are reinvested in additional shares of Common Stock.

•	Telephone Privileges. If you have established automated privileges on your account, you can:

•	change the amount of or stop automatic bank withdrawals;

•	change your dividend reinvestment option (for example, from full to partial reinvestment); and

•	sell some or all of your Plan shares.

Certain restrictions may apply.

To establish automated privileges, please call EQ Shareowner Services and request an Automated Request Authorization Form (see “Contact Information”).

•

Share Safekeeping. Participants may deposit for safekeeping certificates representing shares of Common Stock held in certificate form, whether or not the shares were issued under the Plan, at no cost to the participants.

•

Account Statements. Account statements detailing each participant’s Plan activities are mailed to each participant on at least an annual basis and following each Plan transaction. You may elect to have your statements and other information sent to you automatically by initiating eDelivery through shareowneronline.com.

•

For dividend purchases, if you own less than 100 shares, you will receive at least an annual statement detailing all transactions for the year including 1099-DIV tax reporting information. If you own 100 shares or more, you will receive a quarterly statement. These statements contain information that is required for tax reporting purposes. Therefore, it is imperative that you keep the statements until Plan shares have been disposed of and all tax obligations have been met. If this information is lost, a written request stating the information required may be sent to the Plan Administrator at the address contained in this prospectus (see “Contact Information”). A fee for past account information may be charged (see “Investment Summary and Fees”).

•

Online Privileges. We encourage you to access your account information online at shareowneronline.com to perform transactions. Accounts that are registered in the name of an Investment Club, Corporation, or Partnership will not be allowed online access. Please note: additional access restrictions may apply (see “Contact Information”).

After you have successfully signed up, you will be able to access your account immediately. You will also receive written confirmation to your mailing address on file that your account has been activated for online access.

Once you have activated your account online, you can also:

•	authorize, change or stop your Automatic Cash Withdrawal and Investment Service;

•	consent for electronic delivery of statements including tax forms;

•	sell some or all of your Plan shares; and

•	elect to view statements, tax forms, and company communications. You will receive an email notification when new documents are available for viewing.

Considerations

You should consider the following prior to participating in the Plan:

•

Brokerage Commissions. Participants pay a brokerage commission for each share of Common Stock purchased or sold for their Plan account in open market transactions (see “Investment Summary and Fees”). Merck expects that generally all Plan purchases and sales will be effected in open market transactions.

•

Service Fees. Participants also pay a service fee as described herein for certain Plan transactions, including dividend reinvestment and optional cash investments, whether or not the transactions are effected in open market transactions (see “Investment Summary and Fees”).

•

Investment Timing; Price Risks. Because the prices at which Plan shares are purchased are determined as of specified dates or as of dates otherwise beyond the control of participants, the participants may lose certain advantages otherwise available from being able to select the timing of their investment. For example, because the price charged to participants for shares purchased in the open market or in negotiated transactions is the weighted average price at which the shares are actually purchased, participants may pay a higher price for shares purchased under the Plan than for shares purchased on the investment date outside of the Plan.

•	No Interest Pending Investment. No interest is paid on optional cash investments pending their investment in Common Stock.

Administration

As of the date of this prospectus, administration of the Plan, which includes enrolling new participants in the Plan, reinvesting dividends, processing optional cash investments, processing share sale requests, depositing and safekeeping Plan shares, processing requests for certificates, and issuing account statements, is handled by Equiniti Trust Company, LLC (“EQ Shareowner Services or the “Plan Administrator”).

Participants may submit Account Authorization Forms, certificate deposits for safekeeping, certificate withdrawal and share sale requests to the Plan Administrator at the following addresses:

Contact Information

Internet

shareowneronline.com

Available 24 hours a day, 7 days a week for access to your account information and answers to many common questions and general inquiries.

To register for online access:

If you are an existing registered shareowner:

1.	Go to shareowneronline.com

2.	Select Register then I want to register for online access

3.	Select Merck & Co., Inc. and enter your EQ Account Number

4.	Select your Authentication* method

5.	Follow the steps to provide your information, create your secure profile, and access your online account

*	If you need your Authentication ID to continue, select Authentication ID and Please send my Authentication ID, then click Send ID. For security, this number is required for first time sign on.

If you are a new investor:

1.	Go to shareowneronline.com

2.	Select Register then I want to invest in a Company

3.	Select Merck & Co., Inc.

4.	Select Invest in this company, and follow the instructions to buy shares

Email

Login to your account at shareowneronline.com and select Contact Us.

Telephone

1-800-522-9114 Toll-Free

651-450-4064 outside the United States

Customer Care Specialists are available Monday through Friday, from 7:00 a.m. to 7:00 p.m. Central Time

You may also access your account information 24 hours a day, 7 days a week using our automated voice response system.

Written correspondence and deposit of certificated shares*:

EQ Shareowner Services

P.O. Box 64856

St. Paul, MN 55164-0856

Certified and overnight delivery

EQ Shareowner Services

1110 Centre Pointe Curve, Suite 101

Mendota Heights, MN 55120-4100

*If sending in a certificate for deposit, see “Share Safekeeping.”

The Plan Administrator is also responsible for purchasing and selling shares of Common Stock for participants’ Plan accounts, including the selection of a broker through which Plan purchases and sales are made. Merck has no control over the times or prices at which the Plan Administrator effects transactions in the open market or the selection of the broker used by the Plan Administrator to effect open market transactions.

Forms

Account Authorization Form. An Account Authorization Form is used to enroll in the Plan, select or change a dividend reinvestment option and, if you choose, authorize, change or terminate automatic withdrawals. You can also use this form to change your address of record. You may obtain this form online, by telephone or by contacting the Plan Administrator (see “Contact Information”).

Transaction Request Form. A Transaction Request Form is used to make optional cash investments, sell your Plan shares, deposit your certificates with the Plan Administrator, discontinue or change the amount of automatic withdrawals and terminate your participation in the Plan. A Transaction Request Form is attached to each account statement mailed to participants.

Eligibility

Any person or entity, whether or not currently a registered holder of Common Stock, may participate in the Plan by enrolling in accordance with the procedures described in “Enrollment and Participation” below. Merck reserves the right to deny, modify, suspend, or terminate participation by any person or entity (see “Other Information—Denial or Termination from the Plan”).

Enrollment and Participation

You can enroll in the Plan at any time by going online at shareowneronline.com or by completing an Account Authorization Form and returning the form and check to the Plan Administrator (see “Contact Information”).

Note: Regulations in certain countries may limit or prohibit participation in this type of Plan. Accordingly, persons residing outside the United States who wish to participate in the Plan should first determine whether they are subject to any governmental regulation prohibiting their participation.

Plan shares are not insured by the FDIC or any other government agency, are not deposits or other obligations of, and are not guaranteed by, EQ Shareowner Services or Merck, and are not subject to protection under the Securities Investor Protection Act of 1970, and are subject to investment risks, including possible loss of principal amount invested.

EXAMPLE 1: A non-shareholder who wishes to enroll in the Plan by making an initial investment would follow the instructions on the “Buy Shares” page online or send the Account Authorization Form and submit a check made payable to “EQ Shareowner Services” for at least $360 (initial investment of at least $350 plus $10 one-time enrollment fee).

EXAMPLE 2: A non-shareholder who wishes to enroll in the Plan by authorizing automatic withdrawals from his savings or checking account would follow the instructions on the “Buy Shares” page online or the Account Authorization Form INCLUDING SECTION 6 authorizing investments of at least $50. The investor would include a check made payable to “EQ Shareowner Services” in U.S. funds and drawn on a United States or Canadian financial institution (cash, money orders, traveler’s checks or third party checks cannot be accepted) for at least $60 to cover the one-time enrollment fee of $10 and the first optional cash investment of at least $50. All subsequent optional cash investments will be debited from the participant’s bank account. All cash purchases made by automatic investment will be assessed a service fee which will be deducted from the cash investment.

INVESTMENTS

Dividends—Options

As described below, by participating in the Plan you may have the cash dividends paid on a percentage of your shares of Common Stock (net of brokerage commissions and service fees) automatically reinvested in Common Stock on the dividend payment date (see “Investment Summary and Fees”). THE PAYMENT OF DIVIDENDS ON COMMON STOCK IS AT THE DISCRETION OF THE BOARD OF DIRECTORS OF MERCK & CO., INC.

Full Dividend Reinvestment. All cash dividends payable on shares held in the Plan, along with any shares held in physical certificate form or through book-entry shares (DRS) will be used to purchase additional shares. You will not receive cash dividends from the Company; instead, the dividends will be reinvested. Whole and fractional shares will be allocated to your Plan account. (RD)

Partial Dividend Reinvestment. You may elect to reinvest a portion of the dividend and receive the remainder in cash. The percentage (chosen by you) elected will be applied to the total shares held in Plan, along with any shares held in physical certificate form or held through book-entry (DRS). You may elect percentages from 10%-90% in increments of 10%. The cash portion of dividends will be sent by check unless you have elected to have those dividends deposited directly to a designated bank account. (RX-N)

For example, a shareholder has 90 shares held in physical certificate form or book-entry (DRS) and 10 Plan shares. The shareholder specifies 50% of his total shares are subject to dividend reinvestment. All cash dividends on 50 shares (50% of 100 shares) will be used to purchase additional shares for the shareholder’s under the Plan. The shareholder will receive a dividend check or automatic bank deposit from the Company, when declared and paid, only for the 50 shares not subject to dividend reinvestment.

You may also send in optional cash with any of the above options.

You may change your reinvestment option at any time by going online, by telephone or sending a new Account Authorization Form to EQ Shareowner Services. If you do not select an option, the Plan Administrator will default, your choice to full reinvestment. Notices received on or before a dividend record date will be effective for that dividend. Notices received after a dividend record date will not be effective until after that dividend has been paid.

Direct Deposit of Dividends. You can have the cash dividends you elect not to reinvest deposited directly to your bank account. For electronic direct deposit of dividend funds, contact the Plan Administrator to request a Direct Deposit of Dividends Authorization Form, complete the form, and return it to the Plan Administrator (see “Contact Information”). Be sure to include a voided check for checking accounts or a savings deposit slip for savings accounts. If your stock is jointly owned, all registered owners must sign as their name(s) appear on their account.

Dividend Payment Dates. If your Account Authorization Form is received by the Plan Administrator on or before the record date for a particular dividend, dividend reinvestment will begin with respect to dividends paid on the next dividend payment date. If your Account Authorization Form is received by the Plan Administrator after the record date, dividend reinvestment will not begin until the dividend payment date following the next record date. During 2023, dividends on Common Stock were generally paid on or about the fifth business day of January, April, July and October. Thus, for example, to begin automatic reinvestment of a dividend expected to be paid on April 5 in a given year, the Plan Administrator should receive your Account Authorization Form by the first week in March, which date may be changed by the Company or the board of directors of the Company in their discretion.

You may change your reinvestment option at any time by going online, by calling or sending written notice to the Plan Administrator.

Cash Investments

Initial Cash Investment. If you are not a registered owner of Common Stock and are enrolling online, funds will be debited from your account at a United States or Canadian financial institution. Or, you may enroll by including an initial cash investment with your completed Account Authorization Form or authorize automatic cash investments by automatic withdrawal. If you include an initial cash investment with your Account Authorization Form, you must also include a one-time enrollment fee (see “Investment Summary and Fees”). If you elect to sign up for automatic cash investments, you must include the minimum requirement to cover the first initial investment along with a one-time enrollment fee. Subsequent automatic cash investments will be assessed a service fee which will be deducted from the investment amount (see “Enrollment and Participation”). Checks must be in U.S. funds and drawn on a United States or Canadian financial institution. Your check also should include your name, address, Company’s stock name and EQ Shareowner Services account number. Cash, money orders, traveler’s checks or third party checks cannot be accepted.

Optional Cash Investments. Participants may make optional cash investments at any time by check or by automatic withdrawal from a designated United States or Canadian financial institution. Participants may vary their optional cash investments from the required minimum up to the annual maximum (see “Investment Summary and Fees”). Initial cash investments are included in the month in which they are made for purposes of determining whether the maximum has been reached.

You may obtain the return of any optional cash investment upon request received by the Plan Administrator not less than two (2) trading days prior to the date on which it is to be invested.

Initial and optional cash investments are invested in shares of Common Stock net of brokerage commissions and service fees (see “Investment Summary and Fees”).

Check. Optional cash investments made by check must be accompanied by a completed Transaction Request Form or other written request. The Plan Administrator will make every effort to process your cash investment for the next investment date (see “Investment Dates”), provided that the funds are received by the Plan Administrator no later than one business day prior to the investment date for cash payments. Otherwise, cash investments are held by the Plan Administrator for investment on the next investment date (see “Cash Investments”). Cash investments made by check should be made payable to EQ Shareowner Services. Checks must be in U.S. funds and drawn on a United States or Canadian financial institution. The Plan Administrator will not be liable for any claim arising out of failure to purchase stock on a certain date or at a specific price. This risk should be evaluated by the participant and is a risk that is borne solely by the participant. Cash, money orders, traveler’s checks or third party checks cannot be accepted.

Automatic Cash Withdrawal and Investment Service. The Automatic Cash Withdrawal and Investment Service is a convenient method to have money automatically withdrawn from a checking or savings account and invested in the Plan account, thus eliminating the need to write and mail checks. Once automatic deductions have begun, funds will be withdrawn from a participant’s designated bank account on the 3rd, 22nd, or both the 3rd and 22nd of each month or the next business day. Participants do not receive any confirmation of the transfer of funds other than as reflected in their Plan account statements and in their bank account statements. To enroll in the Automatic Cash Withdrawal and Investment Service feature of the Plan you may contact the Plan Administrator, complete and sign the Automatic Cash Withdrawal and Investment Service section on the Account Authorization Form and return it to the Plan Administrator. Changes or a discontinuation of automatic withdrawals can be made online, by telephone or by using the Transaction Request Form attached to the participant’s statement.

To be effective with respect to a particular investment date, your request to change or enroll in the automatic withdrawal feature must be received by the Plan Administrator at least 15 business days prior to the investment date.

Dishonored Investments. If any optional cash contribution, including payments by check or automatic withdrawal is returned for any reason, the Plan Administrator will remove from the participant’s account any shares purchased upon prior credit of such funds, and will sell these shares.

The Plan Administrator may sell other shares in the account to recover a returned funds fee for each optional cash contribution returned unpaid for any reason or any rejected automatic bank withdrawal and may sell additional shares as necessary to cover any market loss incurred by the Plan Administrator (see “Investment Summary and Fees”).

Participants will not earn interest on funds held by the Plan Administrator. During the period from the time that an optional cash investment is received by the Plan Administrator, until invested in Common Stock, the collected funds in the possession of the Plan Administrator may be invested in certain Permitted Investments. For purposes of this Plan, “Permitted Investments” means certain Wells Fargo deposit products. The Plan Administrator also may hold the funds uninvested. The risk of any loss from Permitted Investments is the responsibility of the Plan Administrator, and the Plan Administrator retains any investment income from the Permitted Investments.

Investment Dates

Dividend Reinvestment. Cash dividends are expected to be reinvested on the applicable dividend payment date or, if the dividend payment date is not a business day, the business day next following the dividend payment date and no later than 30 trading days, following the dividend payable date.

Initial and Optional Cash Investments. Initial and optional cash investments are generally expected to be made on a daily basis from the receipt of your investment amount and no later than 35 trading days, except where postponement is necessary to comply with Regulation M under the Exchange Act or other applicable provisions of securities law or, if not a business day, the next business day.

NO INTEREST IS PAID ON FUNDS HELD BY THE PLAN ADMINISTRATOR PENDING THEIR INVESTMENT IN COMMON STOCK. ALL OPTIONAL CASH INVESTMENTS, INCLUDING THE INITIAL CASH INVESTMENT, ARE SUBJECT TO THE COLLECTION BY THE PLAN ADMINISTRATOR OF FULL FACE VALUE IN U.S. FUNDS.

Source of Shares. Shares purchased by participants under the Plan are acquired in the open market, negotiated transactions, or purchased from treasury or new issue Common Stock that Merck has registered under the Securities Act. The Plan Administrator purchases shares in the open market or in negotiated transactions as soon as administratively possible (but in no event more than five business days) after the applicable investment date, subject to any waiting periods required under applicable securities laws or stock exchange regulations. Merck determines the source or sources of shares used to fulfill Plan requirements and, subject to certain regulatory restrictions on the frequency with which it can change its determination, may change such determination from time to time without notice to Plan participants. Merck expects that generally all Plan purchases will be effected in open market transactions.

Price of Shares. The price per share of treasury or new issue Common Stock is the average of the high and low sale prices of the Common Stock (as reported on the New York Stock Exchange Composite Tape) on the applicable investment date or, if the New York Stock Exchange is closed on the investment date, on the next preceding day the New York Stock Exchange is open. The price of shares purchased in the open market or in negotiated transactions is the weighted average price at which the shares are actually purchased for the applicable investment date. All purchases will generally be made on a daily basis, or the next business day, if the market is closed on an investment date. Because the prices at which shares are purchased under the Plan are determined as of specified dates or as of dates otherwise beyond the control of participants, the participants may lose any advantage otherwise available from being able to select the timing of their investment.

Brokerage Commissions, Service Fees and Other Costs

Account Set-up. Persons who are not registered holders of Common Stock, including persons authorizing automatic cash investments, are charged a one-time enrollment fee. Please note: As mentioned earlier in this prospectus, a one-time enrollment fee will be assessed on all initial investments made online or by check. The fee must be paid in U.S. funds and drawn on a United States or Canadian financial institution and is due at the time of enrollment. The fee must be added to the minimum initial cash investment. In addition, a cash investment fee is assessed on all optional cash investments made by automatic withdrawal (see “Investment Summary and Fees”).

Brokerage Commissions. In addition to the service fees discussed below, participants pay a brokerage commission for each share of Common Stock purchased or sold for their Plan account in open market transactions, even if a purchase or sale order is used to offset another Plan order. Merck expects that generally all Plan purchases and sales will be effected in open market transactions. Brokerage commissions payable with respect to Plan purchases are deducted from the amount invested on behalf of participants. Brokerage commissions payable with respect to Plan sales are deducted from the proceeds payable to participants (see “Investment Summary and Fees”).

Service Fees. For each dividend reinvestment transaction, each optional cash investment made by check, and for each optional cash investment made by automatic withdrawal, participants pay a service fee. Dividend reinvestment and optional cash investment service fees are in addition to brokerage commissions and are deducted from the amount invested on behalf of participants. Participants pay a service fee in connection with sales of Plan shares. The service fee is in addition to brokerage commissions and is deducted from the proceeds payable to the selling participant (see “Investment Summary and Fees”).

Commissions and Fees Subject to Change. The Plan Administrator may change from time to time the amount of commissions and fees charged to participants upon 30 days’ prior notice to participants.

Account Statements

If you are a shareowner of record owning less than 100 shares, you will receive an account statement at least annually detailing all of your transactions for the year along with your Form 1099-DIV tax reporting information.

If you are a shareowner of record owning 100 shares or more, you will receive quarterly account statements.

These statements contain information that is required for tax reporting purposes. Therefore, it is imperative that you keep the statements until Plan shares have been disposed of and all tax obligations have been met. If this information is lost, a written request stating the information required may be sent to the Plan Administrator at the address contained in this prospectus. A fee for past account information may be charged (see “Investment Summary and Fees”).

Share Certificates

Plan purchases are credited to each participant’s account and shown on the participant’s account statement. Participants do not receive certificates for their Plan shares unless requested in writing. This protects against loss, theft or destruction of stock certificates and reduces Merck’s administrative costs associated with the Plan. Participants may obtain certificates for some or all full Plan shares at any time by submitting a written request to the Plan Administrator. Any remaining full and fractional shares continue to be credited to participant’s accounts. Certificates for fractional shares are not issued under any conditions.

Share Safekeeping

At any time beginning with enrollment in the Plan, participants may deposit with the Plan Administrator certificates representing shares of Common Stock, whether or not the shares were acquired under the Plan, at no cost to participants. To use this service, participants must send their certificates to the Plan Administrator with a properly completed Transaction Request Form, other written request, or by completing an Account Authorization Form if you are a first time investor. Shares represented by certificates deposited with the Plan Administrator are credited to participant’s accounts and thereafter are treated as if acquired under the Plan. Participants are responsible for maintaining their own records of the cost basis of certificated shares deposited with the Plan Administrator. Beneficial owners of Common Stock registered in street or other nominee name may in certain cases be able to electronically transfer their shares from their existing account to a Plan account. Beneficial owners who want to take advantage of this service should contact the Plan Administrator to obtain transfer instructions.

Participants bear the full risk of loss in the event the certificates are lost.

PARTICIPANTS SHOULD NOT ENDORSE THEIR CERTIFICATES PRIOR TO MAILING

Share Transfers within the Plan

Plan shares also may be transferred to a Plan account of another person subject to compliance with any applicable laws. To do this, participants must complete an executed Stock Power Form and return it to the Plan Administrator. The signature of the transferring participant on the Stock Power Form must be medallion guaranteed by an eligible financial institution. The medallion guarantee cannot be dated. Stock Power Forms, along with instructions can be accessed and printed through shareowneronline.com or by contacting the Plan Administrator. If the person to whom the shares are gifted or transferred is not a participant in the Plan, the Plan Administrator will automatically open an account for the person and enroll him or her in the Plan.

Participants may not pledge or grant a security interest in Plan shares or transfer Plan shares outside of the Plan unless certificates representing the shares have been issued by the Plan Administrator.

If you request to transfer all shares in your Plan account between a dividend record date and payable date, your transfer request will be processed and a separate dividend check will be mailed to you.

Sale of Shares

Sales are usually made through a broker, who will receive brokerage commissions. Typically, the shares are sold through the exchange on which the common shares of Merck are traded (the New York Stock Exchange). Depending on the number of Merck shares to be sold and current trading volume, sale transactions may be completed in multiple transactions and over the course of more than one day. All sales are subject to market conditions, system availability, restrictions and other factors. The actual sale date, time or price received for any shares sold through the Plan cannot be guaranteed.

Participants may instruct the Plan Administrator to sell shares under the Plan through a Batch Order, Market Order, Day Limit Order, Good-’Til-Date/Canceled Limit Order or Stop Order.

Batch Order (online, telephone, mail) –The Plan Administrator will combine each request to sell through the Plan with other Plan participant sale requests for a Batch Order. Shares are then periodically submitted in bulk to a broker for sale on the open market. Shares will be sold no later than five business days following a Plan participant’s instruction (except where deferral is necessary under state or federal regulations). Bulk sales may be executed in multiple transactions and over more than one day depending on the number of shares being sold and current trading volumes. Once entered, a Batch Order request cannot be canceled.

Market Order (online or telephone) – The participant’s request to sell shares in a Market Order will be at the prevailing market price when the trade is executed. If such an order is placed during market hours, the Plan Administrator will promptly submit the shares to a broker for sale on the open market. Once entered, a Market Order request cannot be canceled. Sales requests submitted near the close of the market may be executed on the next trading day, along with other requests received after market close.

Day Limit Order (online or telephone) – The participant’s request to sell shares in a Day Limit Order will be promptly submitted by the Plan Administrator to a broker. The broker will execute as a Market Order when and if the stock reaches, or exceeds the specified price on the day the order was placed (for orders placed outside of market hours, the next trading day). The order is automatically canceled if the price is not met by the end of that trading day. Depending on the number of shares being sold and current trading volumes, the order may only be partially filled and the remainder of the order canceled. Once entered, a Day Limit Order request cannot be canceled by the participant.

Good-’Til-Date/Canceled (GTD/GTC) Limit Order (online or telephone) – A GTD/GTC Limit Order request will be promptly submitted by the Plan Administrator to a broker. The broker will execute as a Market

Order when and if the stock reaches, or exceeds the specified price at any time while the order remains open (up to the date requested or 90 days for GTC). Depending on the number of shares being sold and current trading volumes, sales may be executed in multiple transactions and may be traded on more than one day. The order or any unexecuted portion will be automatically canceled if the price is not met by the end of the order period. The order may also be canceled by the applicable stock exchange or the participant.

Stop Order (online or telephone) –The Plan Administrator will promptly submit a participant’s request to sell shares in a Stop Order to a broker. A sale will be executed when the stock reaches a specified price, at which time the Stop Order becomes a Market Order and the sale will be at the prevailing market price when the trade is executed. The price specified in the order must be below the current market price (generally used to limit a market loss).

Sales proceeds will be net of any fees to be paid by the participant (see “Investment Summary and Fees”). The Plan Administrator will deduct any fees or applicable tax withholding from the sale proceeds. Sales processed on accounts without a valid Form W-9 for U.S. citizens or Form W-8BEN for non-U.S. citizens will be subject to Federal Backup Withholding. This tax can be avoided by furnishing the appropriate and valid form prior to the sale. Forms are available online at shareowneronline.com.

A check for the proceeds of the sale of shares (in U.S. dollars), less applicable taxes and fees, will generally be mailed by first class mail as soon as administratively possible after the settlement date. If a participant submits a request to sell all or part of its Plan shares, and the participant requests net proceeds to be automatically deposited to a checking or savings account, the participant must provide a voided blank check for a checking account or blank savings deposit slip for a savings account. If the participant is unable to provide a voided check or deposit slip, the participant’s written request must have the participant’s signature(s) medallion guaranteed by an eligible financial institution for direct deposit. Requests for automatic deposit of sale proceeds that do not provide the required documentation will not be processed and a check for the net proceeds will be issued.

A participant who wishes to sell shares currently held in certificate form may send them in for deposit to the Plan Administrator and then proceed with the sale. To sell shares through a broker of their choice, the participant may request the broker to transfer shares electronically from the Plan account to their brokerage account. Alternatively, a written request for a stock certificate can be requested that the participant can deliver to their broker.

Neither the Plan Administration nor any of its affiliates will provide any investment recommendations or investment advice with respect to transactions made through the Plan. This risk should be evaluated by the participant and is a risk that is borne solely by the participant.

Share sales by employees and affiliates must be made in compliance with our Insider Trading Policy which provides that the participant may not trade in Merck’s Common Stock if in possession of material, non-public information about the Company.

Merck’s share price may fluctuate between the time the sale request is received and the time the sale is completed on the open market. The Plan Administrator will make every effort to process your sale order on the next business day following receipt of your properly completed request (sale requests involving multiple transactions may experience a delay). The Plan Administrator will not be liable for any claim arising out of failure to sell stock on a certain date or at a specific price. This risk should be evaluated by the participant and is a risk that is borne solely by the participant.

Termination

Participants may terminate their participation in the Plan by submitting the appropriate information on a Transaction Request Form or by submitting a written request to the Plan Administrator. If the participant has previously authorized automated privileges, a participant may terminate his or her participation in the Plan by contacting the Plan Administrator via phone. If you request to transfer all shares in your Plan account between a dividend record date and payable date, your transfer request will be processed and a separate dividend check will be mailed to the participant.

Future dividends will be paid in cash, unless you rejoin the Plan. In addition, termination requests of participants making optional cash investments by automatic withdrawal must be received by the Plan Administrator at least 15 business days prior to the scheduled investment date to ensure that the request is effective as to the next optional cash investment.

Upon termination of participation in the Plan, unless the participant has requested on the Transaction Request Form or other written request that some or all Plan shares be sold, the Plan Administrator will convert, as requested, all full Plan shares to book-entry (DRS) or if specifically requested in writing, send the participant a certificate representing the number of full shares in the participant’s Plan account and a check in the amount of the market value of those shares, minus service fees and brokerage commissions of any fractional share. If a participant so requests on the Transaction Request Form or other written request, the Plan Administrator will sell all Plan shares on behalf of the participant. After settlement of the sale, the Plan Administrator will send the participant a check in the amount of the net proceeds of the sale (plus the market value of any fractional Plan share minus service fees and brokerage commissions). The net proceeds received by the participant are based on the weighted average price at which the shares were sold less brokerage commissions and any fee charged by the Plan Administrator (see “Investment Summary and Fees”).

After termination, previous participants may re-enroll in the Plan by complying with enrollment procedures (see “Enrollment and Participation”). In order to minimize unnecessary Plan administrative costs and to encourage use of the Plan as a long-term investment vehicle, Merck reserves the right to deny participation in the Plan to previous participants who Merck or the Plan Administrator believe have been excessive in their enrollment and termination.

OTHER INFORMATION

Stock Dividends and Stock Splits

Any shares distributable to Plan participants as a result of stock dividends or stock splits by Merck will be credited to the participant’s account and not mailed or delivered directly to the participant. The participant, however, may request in writing, that Merck issue certificates for such stock dividends or split shares once they are added to the participant’s account (see “Share Certificates”). If shares are held in DRS or certificate form and shares are held in the Plan, DRS shares and shares held in certificate form will be credited to book-entry and Plan shares will be credited to the Plan.

Dividend and Voting Rights

Dividend and voting rights of shares purchased under the Plan commence upon settlement of the transaction. Shares of Common Stock purchased on or within two business days prior to a dividend record date are considered “ex-dividend” and therefore not entitled to payment of that dividend.

Voting of Plan Shares

Participants in the Plan will receive voting materials and have the sole right to vote the Common Stock of Merck represented by the shares held for them in the Plan. In the event the participant does not provide direction for voting, the Plan shares will not be voted.

The participant is encouraged to read the information carefully. Votes may be submitted online, by telephone or by returning the signed, dated proxy card. A participant’s shares will be voted in accordance with the most recent submitted instructions.

Limitation of Liability

In administering the Plan, neither Merck, the Plan Administrator nor any broker selected by the Plan Administrator to execute purchases and sales on behalf of Plan participants is liable for any good faith act or omission to act, including but not limited to any claim of liability (i) arising out of the failure to terminate a participant’s account upon such participant’s death prior to receipt of a notice in writing of such death, (ii) with respect to the prices or times at which shares are purchased or sold, or (iii) as to the value of the shares acquired for participants. Selling participants should be aware that the share price of Merck Common Stock may fall or rise during the period between a request for sale, its receipt by the Plan Administrator, and the ultimate sale in the open market. You should evaluate these possibilities while deciding whether and when to sell any shares through the Plan. The price risk will be borne solely by you.

Equiniti Trust Company, LLC (‘EQ Shareowner Services”), as the Plan Administrator, is authorized to choose a broker at its sole discretion to facilitate purchases and sales of Common Stock by Plan participants. The Plan Administrator will furnish the name of the registered broker utilized in share transactions within a reasonable time upon written request from a participant.

The Plan Administrator is acting solely as agent of the Company and owes no duties, fiduciary or otherwise, to any other person by reason of this Plan, and no implied duties, fiduciary or otherwise, shall be read into this Plan.

The Plan Administrator undertakes to perform such duties and only such duties as are expressly set forth herein, to be performed by it, and no implied covenants or obligations shall be read into this Plan against the Plan Administrator or the Company.

In the absence of negligence or willful misconduct on its part, the Plan Administrator, whether acting directly or through agents or attorneys shall not be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of its duties hereunder. In no event shall the Plan Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if the Plan Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The Plan Administrator shall: (i) not be required to and shall make no representations and have no responsibilities as to the validity, accuracy, value or genuineness of any signatures or endorsements, other than its own and (ii) not be obligated to take any legal action hereunder that might, in its judgment, involve any expense or liability, unless it has been furnished with reasonable indemnity.

The Plan Administrator shall not be responsible or liable for any failure or delay in the performance of its obligations under this Plan arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities; computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the Plan Administrator shall use reasonable efforts which are consistent with accepted practices in the stock investment plan industry to resume performance as soon as administratively possible under the circumstances.

Merck reserves the right to interpret and regulate the Plan as it deems necessary or advisable in connection with the Plan’s operations.

Modification or Termination of the Plan

Merck may suspend, modify or terminate the Plan at any time in whole or in part or with respect to participants in certain jurisdictions. Notice of such suspension, modification or termination will be sent to all affected participants. Merck may also suspend the Plan in whole or in part, from time to time, to the extent necessary to comply with the federal securities laws or in circumstances where the issuance of shares of Common Stock pursuant to the Plan would violate the federal securities laws. No such event will affect the amount of any shares then credited to a participant’s account. Upon any whole or partial termination of the Plan by the Company, (1) each affected participant will have their full Plan shares converted to book-entry (DRS), and (2) will receive a check less service fees and broker commissions in the amount of the market value of any fractional Plan share.

Denial or Termination from the Plan

At the direction of Merck, the Plan Administrator may terminate participation in the Plan if the participant does not own at least one full share in the participant’s name or held through the Plan. If a participant’s account is terminated because the participant does not own at least one full share, the fractional share will be sold and a check for the proceeds will be mailed to the address on record. The service fees and brokerage commission normally applied to sales will be waived if the account is terminated by the Plan Administrator due to insufficient share balance.

Merck reserves the right to deny, modify, suspend, or terminate participation in the Plan by otherwise eligible persons to the extent Merck deems it advisable or necessary in its discretion to comply with applicable laws or to eliminate practices that are not consistent with the purposes of the Plan. Participants, whose participation in the Plan is terminated, other than as described in the above paragraph, (1) will have their full Plan shares converted to book-entry (DRS), and (2) will receive a check less any service fees and broker commissions in the amount of the market value of any fractional Plan share (see “Investment Summary and Fees”).

Broker Selection

The Plan Administrator is authorized to choose a broker at its sole discretion to facilitate purchases and sales of Common Stock by Plan participants. The Plan Administrator will furnish the name of the registered broker utilized in share transactions within a reasonable time upon written request from the participant.

INVESTMENT SUMMARY AND FEES

Summary
Minimum cash investments
Minimum one-time initial purchase for new investors	$350.00
Minimum one-time optional cash investment	$50.00
Minimum recurring automatic investments	$50.00
Maximum cash investments
Maximum annual investment	$50,000.00
Dividend reinvestment options
Reinvest options	Full, Partial
Fees
Investment fees
Initial enrollment (new investors only)	$10.00
Dividend reinvestment	3% / $2.00 max
Check investment	$4.00
One-time automatic investment	$1.00
Recurring automatic investment	$1.00
Dividend purchase trading commission per share	$0.03
Optional cash purchase trading commission per share	$0.03
Sales fees
Batch Order	$10.00
Market Order	$25.00
Limit Order per transaction (Day/GTD/GTC)	$30.00
Stop Order	$30.00
Sale trading commission per share	$0.10
Direct deposit of sale proceeds	$5.00
Other fees
Certificate issuance	Company Paid
Certificate deposit	Company Paid
Returned check / Rejected automatic bank withdrawals	$35.00 per item
Prior year duplicate statements	$15.00 per year

The following services are provided at no cost to the participant:

•	certificate withdrawal requests,

•	safekeeping of Plan shares,

•	full or partial transfer of Plan shares, and

•	copies of account statements for the current year.

U.S. FEDERAL INCOME TAX INFORMATION

THE INFORMATION SET FORTH BELOW SUMMARIZES CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN. THE INFORMATION IS NOT INTENDED TO BE A COMPLETE DESCRIPTION OF ALL SUCH CONSEQUENCES, NOR IS IT INTENDED TO BE A DESCRIPTION OF ANY KIND OF THE STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN. THE DESCRIPTION OF FEDERAL INCOME TAX CONSEQUENCES MAY BE AFFECTED BY FUTURE LEGISLATION, IRS RULINGS AND REGULATIONS AND/OR COURT DECISIONS. FOR THAT REASON, PARTICIPANTS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE FEDERAL INCOME TAX CONSEQUENCES, AS WELL AS THE STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES, OF PARTICIPATION IN THE PLAN.

Federal Income Tax Consequences

Dividend Income. Reinvested dividends are treated for federal income tax purposes in the same manner as if the participant had received the dividends in cash on the applicable dividend payment date.

Cost Basis of Shares. For federal income tax purposes, the cost basis of shares purchased with reinvested dividends or optional cash investments is the purchase price of the shares.

This Plan requires a minimum reinvestment of 10% of the dividends (if any) paid on any share of stock (Certificates, Direct Registration, or Plan) held in your account. The Plan qualifies as a “Dividend Reinvestment Plan” within the meaning of Treasury Regulation 1.1012-1(e)(6)(i). Accordingly, beginning on the effective date of the Plan, participants will be able to use the “average basis method” when determining the tax basis of any shares sold.

This Plan assumes that each participant will use the first-in, first-out (“FIFO”) method when determining the tax basis of any shares sold. Participants may designate their preference for a different method of determining the tax basis of shares by identifying this preference to the Plan Administrator. Participants may designate their preference for “specific identification” cost basis at any time or, beginning on the effective date of the Plan, may designate their preference for the “average basis method.” The ability of a participant to change its tax basis method may be limited.

Gains and Losses from the Sale of Shares. Participants do not realize any taxable income from the issuance of certificates representing Plan shares. Participants may realize gain or loss, however, at the time the Plan shares are sold by the Plan Administrator or by the participants after withdrawal of the shares from the Plan. The amount of realized gain or loss, if any, is based on the difference between the amount the participant receives for the shares and the cost basis of the shares. The Plan assumes that each participant will use the first-in, first-out (“FIFO”) method when determining the tax basis of any shares sold. Participants may designate their preference for a different method of determining the tax basis of shares by identifying this preference in writing to the Plan Administrator.

IRS Reports. The Plan Administrator reports dividend income to U.S. participants on Form 1099-DIV and non-U.S. participants on Form 1042-S, and provides copies of these information returns to the Internal Revenue Service (the “IRS”). The Plan Administrator reports the proceeds from the sale of Plan shares to the selling participants and the IRS on Form 1099-B.

Dividends and Gross Proceeds Subject to U.S. Withholding Tax

A participant’s dividends and gross proceeds from the sale or other disposition of Plan shares are subject to federal backup withholding if the participant fails to provide a taxpayer identification number to the Plan

Administrator or comply with other applicable requirements. Dividend payments on the Plan shares to foreign participants are subject to withholding tax applicable to foreign persons. A 30% withholding tax will apply unless the foreign participant is eligible for and claims an exemption or reduced rate of tax under a US tax treaty. In any case in which federal income taxes are required to be withheld from dividends, the Plan Administrator reinvests an amount equal to the dividends less the amount of tax withheld. For IRS reporting purposes, the amount of the dividend withheld is included in the dividend income.

The Foreign Account Tax Compliance Act and related Treasury guidance (collectively referred to as “FATCA”) impose U.S. federal withholding tax at a rate of 30% on payments to certain foreign entities of dividends paid on the Plan shares. This 30% withholding tax will apply to a foreign entity, whether acting as a beneficial owner or an intermediary, unless such foreign entity complies with FATCA information reporting requirements and withholding obligations. This 30% withholding tax is not currently expected to apply to gross proceeds from the sale or disposition of Plan shares.

PLAN OF DISTRIBUTION

Shares purchased by participants under the Plan are acquired in the open market, negotiated transactions, or purchased from treasury or new issue Common Stock that Merck has registered under the Securities Act. The Plan Administrator purchases shares in the open market or in negotiated transactions as soon as administratively possible (but generally in no event more than five business days) after the applicable investment date, subject to any waiting periods required under applicable securities laws or stock exchange regulations. The Plan Administrator is authorized to choose a broker at its sole discretion to facilitate purchases and sales of Common Stock by Plan participants. The Plan Administrator will furnish the name of the registered broker utilized in share transactions within a reasonable time upon written request from the participant. Merck determines the source or sources of shares used to fulfill Plan requirements and, subject to certain regulatory restrictions on the frequency with which it can change its determination, may change such determination from time to time without notice to Plan participants. Merck expects that generally all Plan purchases will be effected in open market transactions. Shares of Common Stock offered under the Plan to persons who are not currently shareholders of Merck may be offered through a broker. Subject to the availability of shares of Common Stock registered for issuance under the Plan, there is no total maximum number of shares that can be issued pursuant to the reinvestment of dividends and optional cash investments.

The price of shares purchased in the open market or in negotiated transactions is the weighted average price at which the shares are actually purchased for the applicable investment date. All purchases will generally be made on a daily basis, or the next business day, if the market is closed on an investment date. Because the prices at which shares are purchased under the Plan are determined as of specified dates or as of dates otherwise beyond the control of participants, the participants may lose any advantage otherwise available from being able to select the timing of their investment. Merck has no control over the times or prices at which the Plan Administrator effects transactions in the open market or the selection of the broker used by the Plan Administrator to effect open market transactions. Participants pay a brokerage commission for each share of Common Stock purchased or sold for their Plan account in open market transactions as well as service fees for certain Plan transactions, including dividend reinvestment and optional cash investments, whether or not the transactions are effected in open market transactions (see “Investment Summary and Fees”). The Plan Administrator may change from time to time the amount of commissions and fees charged participants upon 30 days’ prior notice to participants. There are no brokerage commissions in connection with the purchases of treasury or new issue Common Stock.

Persons who acquire shares of Common Stock through the Plan and resell them shortly after acquiring them, including coverage of short positions, under certain circumstances, may be participating in a distribution of securities that would require compliance with Regulation M under the Exchange Act and may be considered to be underwriters within the meaning of the Securities Act. We will not extend to any person any rights or privileges other than those to which it would be entitled as a participant, nor will we enter into any agreement with any person regarding their purchase of shares or any resale or distribution of shares.

Merck reserves the right to deny, modify, suspend, or terminate participation in the Plan by otherwise eligible persons to the extent Merck deems it advisable or necessary in its discretion to comply with applicable laws or to eliminate practices that are not consistent with the purposes of the Plan. We are not making an offer to sell our Common Stock in any state where the offer or sale is not permitted.

LEGALITY OF COMMON STOCK

Unless otherwise specified in a prospectus supplement, Jennifer Zachary, our Executive Vice President and General Counsel, will pass upon the validity of the Common Stock for us. As of March 15, 2024, Ms. Zachary owned, directly and indirectly, 29,057.76 shares of our Common Stock and options to purchase 163,067 shares of our Common Stock.

USE OF PROCEEDS

The proceeds from the sales of treasury or new issue Common Stock pursuant to the Plan, if any, would be used for general corporate purposes. Merck has no basis for estimating either the number of shares of Common Stock that will ultimately be sold pursuant to the Plan or the prices at which such shares will be sold. Merck expects that generally all Plan purchases and sales will be effected in open market transactions.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Stock Investment Plan

CUSIP 58933Y 10 5

PROSPECTUS

March 19, 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth all fees and expenses payable by the Registrant in connection with the issuance and distribution of the shares of Common Stock being registered hereby (other than underwriting or broker-dealer discounts and commissions). All of the amounts shown are estimates, except the SEC registration fee.

SEC registration fee	$33,790.22
Accounting fees and expenses	45,000.00
Legal fees and expenses	30,000.00
Printing and engraving expenses	5,000.00
Miscellaneous	15,000.00

Total	$128,790.22

Item 15.	Indemnification of Directors and Officers

The Company is incorporated under the laws of the State of New Jersey.

The New Jersey Business Corporation Act (the “NJBCA”) provides that a New Jersey corporation has the power to indemnify a “corporate agent” (defined as any person who is or was a director, officer, employee or agent of the indemnifying corporation or of any constituent corporation absorbed by the indemnifying corporation in a consolidation or merger and any person who is or was a director, officer, trustee, employee or agent of any other enterprise, serving as such at the request of the indemnifying corporation, or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee or agent) against his or her expenses and liabilities in connection with any proceeding involving the corporate agent by reason of the corporate agent being or having been such a corporate agent, other than a proceeding by or in the right of the corporation, if such corporate agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his or her conduct was unlawful. Under the NJBCA, expenses incurred by a corporate agent in connection with a proceeding may be paid by the corporation in advance of the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the corporate agent to repay such amount if it shall ultimately be determined that the corporate agent is not entitled to be indemnified as provided in the NJBCA.

The NJBCA further provides that such indemnification and advancement of expenses shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a corporate agent may be entitled under a certificate of incorporation, bylaw, agreement, vote of shareholders, or otherwise; provided that no indemnification shall be made to or on behalf of a corporate agent if a judgment or other final adjudication adverse to the corporate agent establishes that the corporate agent’s acts or omissions (a) were in breach of the duty of loyalty to the corporation or its shareholders, as defined in the NJBCA, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the corporate agent of an improper personal benefit.

Article XI of the Restated Certificate of Incorporation of the Company provides that, to the fullest extent permitted by the laws of the State of New Jersey, as they exist or may be amended after the date of the Restated Certificate of Incorporation, all current and former directors and officers of the Company shall not be personally liable to the Company or its shareholders for damages for breach of any duty owed to the Company or its shareholders, except that this provision shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (a) in breach of such person’s duty of loyalty to the Company or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit.

Article V, Section 1(a) of the By-Laws of the Company provide that a former, present or future director, officer or employee of the Company or of any of the Company’s subsidiaries or the respective legal representatives of any such director, officer or employee shall be indemnified by the Company to the fullest extent permitted by the laws of the State of New Jersey, as they existed as of the date of the By-Laws or may be amended after such date, from and against any and all liabilities and expenses in connection with any civil, criminal, administrative, legislative, or arbitrative action, suit or other proceeding, or any inquiry or investigation that could lead to any such proceeding or any appeal therein in which he or she is or was involved, or is or was threatened to become involved, by reason of being or having been a corporate agent; provided that in connection with any such proceeding by or in the right of the Company, no indemnification shall be provided as to any person adjudged by any court to be liable to the Company except as and to the extent determined by such court; and provided, further, that any indemnification pursuant to Article V, Section 1(a) of the By-Laws of the Company in connection with the settlement or other similar nonadjudicative disposition of any threatened or pending proceeding shall only be granted to the extent permitted by law. Article V, Section 1(c) of the By-Laws provides that the Company shall advance expenses in connection with any such proceeding, investigation or appeal, as authorized by a majority of the members of the board of directors of the Company who are not parties to the proceeding, or if there are no such directors, a majority of the board of directors of the Company, in each case upon receipt of an undertaking by or on behalf of the corporate agent to repay such amount if it shall ultimately be determined that the corporate agent is not entitled to be indemnified as provided in the NJBCA.

Article V, Section 4 of the By-Laws of the Company permit the Company to purchase insurance to protect itself and any person against expenses incurred in any proceeding and any liabilities asserted against such person by reason of being or having been a director, officer, employee or agent of the Company or any of the Company’s direct or indirect subsidiaries, whether or not the Company would have the power to indemnify him or her against such expenses and liabilities under New Jersey law and the By-Laws. In accordance with this provision, the Company maintains insurance policies with unrelated insurers pursuant to which the Company and such persons are insured, within the limits and subject to the limitations of the policies, against such expenses and liabilities.

The Company also enters into indemnity agreements with its directors and officers. The indemnity agreements contractually obligate the Company to provide to the directors and officers indemnification similar in scope to that provided for in the By-Laws of the Company.

Item 16.	Exhibits

5	Opinion and Consent of Jennifer Zachary, Esq., Executive Vice President and General Counsel of the Registrant.

23(a)	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for the Registrant.

23(b)	Consent of Jennifer Zachary, Esq., Executive Vice President and General Counsel of the Registrant (contained in Exhibit 5 to this registration statement).

24	Power of Attorney (included as part of the signature pages hereto).

107	Filing Fee Table.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

paragraphs (i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rahway, State of New Jersey, on March 19, 2024.

MERCK & CO., INC.

By:	/s/ Robert M. Davis
Robert M. Davis
Chairman, Chief Executive Officer and President

Each person whose name appears below hereby constitutes Jennifer Zachary such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign for such person and in such person’s name and capacity indicated below, any and all amendments to this registration statement, including post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming such person’s signature as it may be signed by said attorneys or any of them to any and all such amendments.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Robert M. Davis Robert M. Davis	Chairman, Chief Executive Officer and President; Director (Principal Executive Officer)	March 19, 2024

/s/ Caroline Litchfield Caroline Litchfield	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 19, 2024

/s/ Dalton Smart Dalton Smart	Senior Vice President Finance – Global Controller (Principal Accounting Officer)	March 19, 2024

/s/ Douglas M. Baker, Jr. Douglas M. Baker, Jr.	Director	March 19, 2024

/s/ Mary Ellen Coe Mary Ellen Coe	Director	March 19, 2024

/s/ Pamela J. Craig Pamela J. Craig	Director	March 19, 2024

/s/ Thomas H. Glocer Thomas H. Glocer	Director	March 19, 2024

/s/ Risa J. Lavizzo-Mourey Risa J. Lavizzo-Mourey	Director	March 19, 2024

/s/ Stephen L. Mayo Stephen L. Mayo	Director	March 19, 2024

/s/ Paul B. Rothman Paul B. Rothman	Director	March 19, 2024

/s/ Patricia F. Russo Patricia F. Russo	Director	March 19, 2024

/s/ Christine E. Seidman Christine E. Seidman	Director	March 19, 2024

/s/ Inge G. Thulin Inge G. Thulin	Director	March 19, 2024

/s/ Kathy J. Warden Kathy J. Warden	Director	March 19, 2024

/s/ Peter C. Wendell Peter C. Wendell	Director	March 19, 2024